UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PANAMERA HEALTHCARE CORPORATION
(Name of small business issuer in its charter)

Nevada	46-5707326
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4180 Orchard Hill Drive, Edmond, OK	73025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.   [  ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  [X] .

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-198977

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, of Panamera Healthcare Corporation, a Nevada corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Registrant, which are set forth as Exhibits 3.1 and 3.2 to the registration statement on Form S-1 filed on September 26, 2014 and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities to be Registered” in the Registrant’s registration statement on Form S-1/A (File No. 333-198977), filed with the U.S. Securities and Exchange Commission on April 21, 2015 and declared effective on May 19, 2015.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant

3.2*	By-laws of the Registrant

* Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed on September 26, 2014 (File No. 333-198977) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Panamera Healthcare Corporation.
Date: January 8, 2016	By:	/s/ Curtis Summers
Curtis Summers President
Chief Executive Officer